                                                                  Exhibit 10.34

                                 SERIES E PREFERRED

                              STOCK PURCHASE AGREEMENT

                                    MAY 12, 1999

                                TABLE OF CONTENTS

                                                                                     Page
1.  Purchase and Sale of Stock.........................................................1
         1.1  Sale and Issuance of Series E Preferred Stock............................1
         1.2  Closing..................................................................1

2.  Representations and Warranties of the Company......................................1
         2.1  Organization, Good Standing and Qualification............................2
         2.2  Capitalization and Voting Rights.........................................2
         2.3  Subsidiaries.............................................................3
         2.4  Authorization............................................................3
         2.5  Valid Issuance of Preferred and Common Stock.............................4
         2.6  Governmental Consents....................................................4
         2.7  Offering.................................................................4
         2.8  Litigation...............................................................4
         2.9  Patents and Trademarks...................................................5
         2.10  Compliance with Other Instruments.......................................6
         2.11  Agreements; Action......................................................7
         2.12  Related-Party Transactions..............................................8
         2.13  Permits.................................................................8
         2.14  Environmental and Safety Laws...........................................8
         2.15  Disclosure..............................................................8
         2.16  Private Placement Memorandum............................................9
         2.17  Registration Rights.....................................................9
         2.18  Corporate Documents.....................................................9
         2.19  Title to Property and Assets............................................9
         2.20  Financial Statements....................................................9
         2.21  Changes................................................................10
         2.22  Employee Benefit Plans.................................................11
         2.23  Tax Returns, Payments and Elections....................................12
         2.24  Minute Books...........................................................12
         2.25  Labor Agreements and Actions; Employee Compensation....................13
         2.26  Brokers................................................................13
         2.27  Year 2000..............................................................13

3.  Representations and Warranties of the Investors...................................14
         3.1  Authorization...........................................................14
         3.2  Purchase Entirely for Own Account.......................................14
         3.3  Disclosure of Information...............................................15
         3.4  Investment Experience...................................................15
         3.5  Accredited Investor.....................................................15
         3.6  Restricted Securities...................................................15
         3.7  Legends.................................................................15
         3.8  Further Representations by Foreign Investors............................15

                                      i

4.  Conditions of Investors'Obligations at Closing....................................16
         4.1  Representations and Warranties..........................................16
         4.2  Performance.............................................................16
         4.3  Compliance Certificate..................................................16
         4.4  Qualifications..........................................................16
         4.5  Proceedings and Documents...............................................16
         4.6  Opinion of Company Counsel..............................................16
         4.7  Admission Agreement.....................................................16
         4.8  Compliance with Law.....................................................17
         4.9  Secretary's Certificate.................................................17
         4.10  Concurrent Purchase....................................................17
         4.11.  Waiver of Existing Rights.............................................17
         4.12.  Delivery of Stock Certificates........................................17
         4.13.  Restated Certificate..................................................17
         4.14.  Board of Directors....................................................17

5.  Conditions of the Company's Obligations at Closing................................17
         5.1  Representations and Warranties..........................................17
         5.2  Payment of Purchase Price...............................................17
         5.3  Qualifications..........................................................17
         5.4  Admission Agreement.....................................................18

6.  Miscellaneous.....................................................................18
         6.1  Survival of Warranties..................................................18
         6.2  Successors and Assigns..................................................18
         6.3  Governing Law...........................................................18
         6.4  Counterparts............................................................18
         6.5  Titles and Subtitles....................................................18
         6.6  Notices.................................................................18
         6.7  Expenses................................................................18
         6.8  Year 2000 Covenant......................................................19
         6.9  Additional Sales of Series E Preferred Stock............................19
         6.10  Further Limitations on Disposition.....................................19
         6.11  Amendments and Waivers.................................................19
         6.12  Severability...........................................................20
         6.13  Corporate Securities Law...............................................20
         6.14  Aggregation of Stock...................................................20
         6.15  Entire Agreement.......................................................20


SCHEDULE A                 Schedule of Investors
SCHEDULE B                 Schedule of Exceptions

EXHIBIT A                  Amended and Restated Certificate of Incorporation
EXHIBIT B                  Admission Agreement
EXHIBIT C                  Opinion of Counsel for the Company
EXHIBIT D                  Private Placement Memorandum
EXHIBIT E                  Pro Forma Capitalization Table

                                LIBERATE TECHNOLOGIES

                    SERIES E PREFERRED STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made as of the 12th day of May 1999, by and among Liberate Technologies, a Delaware corporation (the "Company"), and the investors severally and not jointly listed on SCHEDULE A hereto, each of which is herein referred to as an "Investor."

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF STOCK.

          1.1  SALE AND ISSUANCE OF SERIES E PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Fourth Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Restated Certificate").

               (b) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Series E Preferred Stock and (ii) the reservation and issuance of the shares of Common Stock to be issued upon conversion of the Series E Preferred Stock (the "Conversion Shares"). The Series E Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

               (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase from the Company at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series E Preferred Stock set forth opposite such Investor's name on SCHEDULE A hereto for the purchase price set forth thereon.

          1.2 CLOSING. The purchase and sale of the Series E Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 a.m., on May 12, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series E Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series E Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or any combination thereof.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on the Schedule of Exceptions (the "Schedule of Exceptions") attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries (as defined in Section 2.3 below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as now proposed to be conducted, as described in the Private Placement Memorandum attached hereto as EXHIBIT D (the "Private Placement Memorandum"). Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, prospects, financial condition or properties.

          2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists of:

               (a) PREFERRED STOCK. 259,749,900 shares of Preferred Stock (the "Preferred Stock"), of which (i) 84,999,900 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), 84,999,900 of which are outstanding, (ii) 25,500,000 of which have been designated Series A-1 Preferred Stock (the "Series A-1 Preferred Stock"), 20,909,090 of which are outstanding and 4,545,454 of which have been reserved for issuance by the Company, (iii) 14,000,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 13,924,533 of which are outstanding and none of which are reserved for issuance, (iv) 42,500,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), 35,326,568 of which are outstanding and 6,759,209 of which have been reserved for issuance by the Company, (v) 53,500,000 of which have been designated Series C-1 Preferred Stock (the "Series C-1 Preferred Stock"), 11,013,429 of which are outstanding and 42,085,777 of which have been reserved for issuance by the Company, (vi) 8,000,000 of which have been designated Series D Preferred Stock (the "Series D Preferred Stock"), none of which are outstanding and 8,000,000 of which have been reserved for issuance by the Company and (vii) 31,250,000 shares have been designated Series E Preferred Stock (the "Series E Preferred Stock"), none of which will be outstanding prior to the Closing and up to 31,250,000 of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Preferred Stock are as set forth in the Company's Restated Certificate attached hereto as EXHIBIT A.

               (b) COMMON STOCK. 407,500,000 shares of common stock, of which (i) 365,000,000 have been designated Series A Common Stock (the "Series A Common Stock"), 3,429,143 of which are outstanding and 280,528,303 of which have been reserved for issuance and (ii) 42,500,000 have been designated Series B Common Stock (the "Series B Common Stock"), none of which are outstanding and 42,085,777 of which have been reserved for issuance.

               (c) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws including Blue Sky laws, or pursuant to valid exemptions therefrom, and in accordance with the other applicable provisions of the Act and the rules and regulations thereunder, and Rule 10b-5 under the Securities Exchange Act of 1934, as amended.

               (d) Except for (i) the conversion privileges of the Preferred Stock and Series B Common Stock, (ii) the rights provided in that certain Stockholders Agreement, dated August 11, 1997, as amended pursuant to that certain Admission Agreement dated November 12, 1997 and that certain Waiver and Amendment No. 1 of Stockholders Agreement dated March 15, 1999 and as further amended by that certain Admission Agreement of even date herewith (the "Stockholders Agreement"), (iii) the rights provided in that certain Put/Call and Voting Agreement dated August 11, 1997, as amended pursuant to that certain Admission Agreement dated November 12, 1997 and as further amended by that certain Admission Agreement of even date herewith (the "Put/Call Agreement"), (iv) currently outstanding options to purchase 6,400,403 shares of Series C Preferred Stock and 18,382,053 shares of Series A Common Stock granted to employees pursuant to the Company's equity incentive plans, (v) currently outstanding options to purchase an aggregate of 13,645,834 shares of Series A Common Stock granted outside of the Company's equity incentive plans, (vi) currently outstanding options to purchase 162,916 shares of Series C Preferred Stock granted to vendors pursuant to the Company's equity incentive plans, (vii) the rights provided in that certain Convertible Promissory Note Purchase Agreement dated November 12, 1997, and (viii) the rights provided in that certain Convertible Note Purchase Agreement dated July 23, 1997, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents or proxies with respect to any of the Company's securities or the voting by a director of the Company other than the Put/Call Agreement and the Stockholders Agreement.

               (e) EXHIBIT E sets forth the outstanding and fully-diluted capitalization of the Company as of the date hereof immediately prior to the sale of the Series E Preferred Stock hereunder and on a pro forma basis assuming the sale and purchase of 31,250,000 shares of Series E Preferred Stock pursuant to this Agreement.

          2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, except for Network Computer, Incorporated Nederland B.V., which is a wholly-owned subsidiary of the Company (the "Subsidiaries"). The Company is not a participant in any joint venture, partnership or similar arrangement. The Company itself is a majority owned subsidiary of Oracle Corporation.

          2.4 AUTHORIZATION. The Company has full power and authority to execute and deliver each of this Agreement and the Admission Agreement of even date herewith, by and among the Company and the Investors, the form of which is attached hereto as EXHIBIT B (the "Admission Agreement") and to perform its obligations under this Agreement, the Admission Agreement, the Stockholders Agreement and the Put/Call Agreement (collectively, the "Transaction Agreements"). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Admission Agreement, the performance of all obligations of the Company hereunder and under the other Transaction Agreements, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series E Preferred Stock being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the other Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Stockholders Agreement may be limited by applicable federal or state securities laws.

          2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series E Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free and clear of all liens, claims, charges, security interests, pledges or encumbrances of any kind and free of restrictions on transfer other than restrictions on transfer under this Agreement and the other Transaction Agreements and under applicable state and federal securities laws and will possess all of the rights, privileges and preferences provided therefor in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free and clear of all liens, claims, charges, security interests, pledges or encumbrances of any kind and free of restrictions on transfer other than restrictions on transfer under this Agreement and the other Transaction Agreements and under applicable state and federal securities laws and will possess all of the rights and powers provided therefor in the Restated Certificate.

          2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; and (ii) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series E Preferred Stock hereunder, or such other post-closing filings as may be required.

          2.7 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the shares of Series E Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's or any of its Subsidiaries' knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity of this Agreement or any other Transaction Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or related to the title and ownership of any Intellectual Property (as defined below in Section 2.9) necessary for its business as now conducted and as proposed to be conducted as described in the Private Placement Memorandum or that might result, either individually or in the aggregate, in any material adverse changes in the assets, liabilities, properties, condition, affairs, operating results, prospects or business of the Company (as such business is now conducted and as it is proposed to be conducted as described in the Private Placement Memorandum), financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to and none of the assets of the Company or any of its Subsidiaries is bound by the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company intends to initiate.

          2.9  PATENTS AND TRADEMARKS.

               (a) Each of the Company and its Subsidiaries has sufficient title and ownership of or licenses to and has the right to bring actions for infringement of all patents, trademarks, service marks, trade names, trade dress, copyrights, computer software (including source code and object code), trade secrets, information, proprietary rights and processes (the "Intellectual Property") necessary for its and its Subsidiaries' business as now conducted and as proposed to be conducted as described in the Private Placement Memorandum without any conflict with or infringement of the rights of others. Other than licenses or agreements entered into in the ordinary course of business and arising from the purchase of "off the shelf" or standard products, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company or any of its Subsidiaries as a licensee bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity. To the Company's and its Subsidiaries' knowledge, no third party is infringing any Intellectual Property, except for such infringements, if any, as would not, either individually or in the aggregate, have a material adverse effect on its business, properties, prospects or financial condition. Neither the Company nor any of its Subsidiaries has received any communications alleging that, and neither the Company nor any of its Subsidiaries is otherwise aware that either the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate or infringe any of the Intellectual Property rights of any other person or entity.

               (b) The Company is not aware that any of its or its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries or that would conflict with the Company's or any of its Subsidiaries' business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Admission Agreement, nor the performance of the transactions contemplated hereby or thereby, nor the carrying on of the Company's or any of its Subsidiaries' business by the employees, agents and independent contractors of the Company or any of its Subsidiaries, nor the conduct of the Company's or any of its Subsidiaries' business as proposed, will, to the Company's or any of its Subsidiaries' best knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, agents and independent contractors is now obligated. In furtherance, and not in limitation, of the foregoing, to the Company's best knowledge, at no time during the conception of or reduction of any of the Company's Intellectual Property to practice was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or, to its best knowledge, subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could materially adversely affect the Company's rights in such Intellectual Property. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its or its Subsidiaries' employees made prior to their employment or retention by the Company or one of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

          2.10 COMPLIANCE WITH OTHER INSTRUMENTS. Each of the Company and its Subsidiaries has not violated and is not in violation or default in any respect of any provision of its Restated Certificate or Bylaws, or in any respect of any instrument, judgment, order, writ, decree, permit or license of or from any court or any federal, state or local government or governmental agency or other governmental authority or arbitration authority (each a "Governmental Authority"), or any mortgage, indenture, obligation, contract, agreement, bond, debenture, note, other evidence of indebtedness, deed of trust, loan agreement, lease, judgment, injunction, or any other instrument each binding upon the Company or any of its Subsidiaries or by which the Company and its Subsidiaries or any of their respective properties may be bound or to which it is a party (each, a "Document"), or of any provision of any federal, state or local statute, rule, regulation or governmental requirement applicable to the Company or any of its Subsidiaries the violation or default of which would have a material adverse effect on the Company's or any of its Subsidiaries' business, including, without limitation, the Foreign Corrupt Practices Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Export Administration Act and the Comprehensive Environmental Response, Compensation and Liability Act, and neither the Company nor any of its Subsidiaries has any liability or potential liability for any such violations of any affiliates or other third party. The execution and delivery of this Agreement and the Admission Agreement and the performance of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such Document, (b) result in the termination of, or the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under any such Document or
(c) constitute an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.11 AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated in this Agreement and by the other Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company or any of its Subsidiaries and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) There are no agreements, understandings (oral or written), instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries or any of its officers, directors or any Affiliate (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended ("Affiliate")) thereof is a party or by which any of them are bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or any of its Subsidiaries in excess of, $100,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than the license of the Company's or any of its Subsidiaries' software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture, sale, license or distribution of the Company's or any of its Subsidiaries' products or services.

               (c) Neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate,
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any of its Subsidiaries has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) Neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or as proposed to be conducted as described in the Private Placement Memorandum, or its properties, financial condition or prospects.

               (f) Neither the Company nor any of its Subsidiaries is engaged, nor has engaged in the past six (6) months, in any discussion (i) with any representative of any corporation or corporations or other entity regarding the consolidation or merger of the Company or any of its Subsidiaries with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any of its Subsidiaries or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any of its Subsidiaries is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.12 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's or any of its Subsidiaries' best knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries, except that employees, officers, or directors of the Company or any of its Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company or any of its Subsidiaries; PROVIDED, that no officer of the Company or any of its Subsidiaries owns more than two percent (2%) of such stock and such officer or members of such officer's immediate family are not involved in the management of such companies. Except as set forth on SCHEDULE 2.12, no shareholder, employee, officer or director of the Company or any of its Subsidiaries nor any member of the immediate family of any employee, officer or director of the Company or any of its Subsidiaries is directly or indirectly interested in any material contract with the Company or any of its Subsidiaries.

          2.13 PERMITS. The Company and its Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company or any of its Subsidiaries, and the Company and its Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.14 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation and no such expenditures are planned.

          2.15 DISCLOSURE. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series E Preferred Stock and all the information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Admission Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.16 PRIVATE PLACEMENT MEMORANDUM. The Private Placement Memorandum previously delivered to each Investor has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to projections contained in the Private Placement Memorandum, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections.

          2.17 REGISTRATION RIGHTS. Except as provided in the Stockholders Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.18 CORPORATE DOCUMENTS. The Board of Directors and the stockholders of the Company have duly approved and adopted the Restated Certificate attached hereto as EXHIBIT A. True and correct copies of the Restated Certificate and Bylaws of the Company are in the form attached as exhibits to the Secretary's Certificate to be delivered by the Company to the Investors pursuant to Section 4.9 hereto.

          2.19 TITLE TO PROPERTY AND ASSETS. The Company and its Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all of its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's or any of its Subsidiaries' ownership or use of such property or assets.
Such properties and assets are, to the Company's knowledge, sufficient to allow the Company to conduct its business as now conducted and as proposed to be conducted. With respect to the property and assets it leases, the Company and its Subsidiaries are in compliance with such leases.

          2.20 FINANCIAL STATEMENTS. The Company has delivered to each Investor its audited consolidated financial statements (balance sheet and statement of operations, statement of changes in stockholders' equity and statement of cash flows, including notes thereto) at May 31, 1998 and for the fiscal year then ended, and its unaudited consolidated financial statements (balance sheet and statement of operations) as at and for the nine-month period ended February 28, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements (i) have been compiled from and are in accordance with the Company's books and records, (ii) are complete and correct in all material respects and (iii) fairly present the financial condition, assets and liabilities and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to May 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. During the two fiscal years ended 1997 and 1998 and the period between May 31, 1998 and the Closing, there has not been any change in the method of accounting or keeping of books of account or accounting practices with respect to the Company or its business.

          2.21 CHANGES.  Since February 28, 1999 there has not been:

               (a) any change or changes in the assets, liabilities, financial condition, operating results, prospects or business of the Company or any of its Subsidiaries from that reflected in the Financial Statements as of and for the period ending February 28, 1999, which could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (b) any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver, cancellation, compromise or release by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change or amendment to a material contract or arrangement by which the Company or any of its Subsidiaries or any of its assets or properties is bound or subject;

               (f) any change in any compensation arrangement or agreement with any employee, except changes occurring in the ordinary course of business in accordance with past practice;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any officer or key employee of the Company or any of its Subsidiaries whose resignation or termination would have a material adverse effect on the Company's or any of its Subsidiaries' business or prospects; and neither the Company nor any of its Subsidiaries knows of the impending resignation or termination of employment of any such officer or key employee;

               (i) any change in any of the Company's relations with, or any loss of or material order cancellation by, any major customer of the Company or any of its Subsidiaries or, to the Company's knowledge, any threat of any change in any of its relations with, or any threat of loss of or material order cancellation by any major customer of the Company or any of its Subsidiaries, which, individually or in the aggregate, has had, or reasonably could be expected to have, a material adverse effect on the assets, properties, financial condition, operating results, prospects or business of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted as described in the Private Placement Memorandum);

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created, with respect to any of the Company's or any of its Subsidiaries' material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's or any of its Subsidiaries' capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or any of its Subsidiaries;

               (m) to the Company's or any of its Subsidiaries' knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted); or

               (n) any agreement or commitment by the Company to do any of the things described in this Section 2.21.

          2.22 EMPLOYEE BENEFIT PLANS. SCHEDULE 2.22 hereto sets forth a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any of its Subsidiaries (the "Retirements Plans"). Neither the Company nor any entity which is treated as a single employer along with the Company under Section 414(b), (c), (m) or
(o) of the Internal Revenue Code, as amended, (the "Code") maintains or contributes to, or has ever maintained or contributed to, or been required to contribute to a multiemployer plan within the definition of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. SCHEDULE 2.22 hereto sets forth a list of each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each other employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained by the Company or any of its Subsidiaries providing benefits or compensation to or on behalf of employees or former employees of the Company (the "Benefits Plans"). The Retirement Plans and Benefit Plans are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and the Retirement

Plans are qualified under Section 401(a) of the Code. No contributions are required to be made by the Company or any of its Subsidiaries to any Retirement Plan and all other liabilities with respect to any Retirement or Benefit Plan shall have been satisfied prior to or on the Closing Date. Each of the Company and its Subsidiaries has filed or caused to be filed all reports required to be filed by it with the Internal Revenue Service or the Department of Labor under applicable provisions of ERISA and the Code with respect to each of the Retirement Plans and Benefit Plans. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any retirement Plan subject to Title IV of ERISA that has not been satisfied in full.

          2.23 TAX RETURNS, PAYMENTS AND ELECTIONS. Each of the Company and its Subsidiaries has filed on a timely basis all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. Each of the Company and its Subsidiaries has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions and except to the extent that a reserve has been reflected on the Financial Statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or
Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, assets, properties, operating results, prospects or its business as presently conducted or proposed to be conducted or any of its properties or material assets. Neither the Company nor any of its Subsidiaries has ever had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities and neither the Company nor any of its Subsidiaries is in dispute with any tax authorities. Since May 31, 1998, the date of the audited Financial Statements, neither the Company nor any of its Subsidiaries has incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Each of the Company and its Subsidiaries have withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. Neither the Company nor any Subsidiary is a party to any tax sharing agreement with a party who is not a subsidiary. Neither the Company nor any Subsidiary is liable for any taxes of another person that is not a subsidiary.

          2.24 MINUTE BOOKS. The minute books of the Company that have been made available to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.25 LABOR AGREEMENTS AND ACTIONS; EMPLOYEE COMPENSATION. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union or employee association, and no labor union or employee association has requested or, to the Company's or its Subsidiaries' knowledge, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other labor dispute involving the Company pending, or to the Company's or its Subsidiaries' knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company or its Subsidiaries aware of any labor organization activity involving its or its Subsidiaries' employees. Neither the Company nor its Subsidiaries are aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or its Subsidiaries, nor does the Company or its Subsidiaries have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and its Subsidiaries is terminable at the will of the Company or its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. SCHEDULE 2.25 lists each employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, pension, stock, stock option, other equity-based compensation, savings, bonus, incentive compensation, and other employee benefit plans, arrangements, contracts, policies or practices whether written or unwritten, qualified or unqualified, funded or unfunded or other employee compensation agreement to which the Company or its Subsidiaries are a party or bound. Each employee of the Company and its Subsidiaries has executed a proprietary information and inventions agreement substantially in the form previously provided to the Investors.

          2.26 BROKERS. Neither the Company nor its Subsidiaries have any contract, arrangement or understanding with any broker, finder, investment banker, financial advisor or similar agent with respect to the transactions contemplated by this Agreement.

          2.27 YEAR 2000.

               (a) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable software, hardware and firmware product (each, a "Computer System"), including without limitation, embedded microcontrollers and the Company's software products currently under development will correctly differentiate between years in different centuries and will accurately process date/time data, including, but not limited to, recording, storing, processing, comparing, sequencing, calculating and presenting from, into and between the twentieth and twenty-first centuries, including leap year calculations, and will accurately process any information dependent on or relating to such dates without loss of functionality, data integrity or performance.

               (b) The Company has conducted an inventory of the Computer Systems and other computer-based systems used in the Company's business to determine whether such systems are Year 2000 Compliant. The Company is in the process of upgrading such Computer Systems that are not Year 2000 Compliant, including without limitation, its accounting systems, to ensure that such systems are Year 2000 Compliant prior to December 31, 1999 or such earlier date on which the applicable Computer Systems may shut down or produce incorrect calculations or otherwise malfunction without becoming totally inoperable and is not aware of any events or circumstances that would delay or preclude the upgrading and implementation of such upgrades prior to December 31, 1999 or such earlier date on which the applicable Computer Systems may shut down or produce incorrect calculations or otherwise malfunction without becoming totally inoperable. The Company does not account for the costs incurred by it of upgrading its internal Computer Systems to be Year 2000 Compliant separately from the costs of upgrading its internal Computer Systems generally.
However, the costs of upgrading its internal Computer Systems to be Year 2000 Compliant will not be material.

               (c) All software licensed or sublicensed by the Company (whether or not developed, manufactured or otherwise produced by the Company) to third parties is Year 2000 Compliant; provided, however, that except as otherwise provided in this Section 2.27, the Company makes no representation or warranty as to whether any Computer Systems that interact with such software are Year 2000 Compliant. The Company has run tests on the hardware manufactured by the Company's OEM licensees to determine whether the Company's products running on such hardware are Year 2000 Compliant, and to the Company's best knowledge, the operation of the Company's products on such hardware is or will be Year 2000 Compliant prior to December 31, 1999 or such earlier date on which the applicable Computer Systems may shut down or produce incorrect calculations or otherwise malfunction without becoming totally inoperable. The parties hereto acknowledge that the Company has not developed nor manufactured the hardware to be used with or to operate and run the Company's products, nor does the Company sell any hardware or have any current plans to develop any hardware.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor, as to itself, severally and not jointly, hereby represents and warrants that:

          3.1 AUTHORIZATION. Such Investor has full power and authority to enter into this Agreement and the Admission Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Stockholders Agreement may be limited by applicable federal or state securities laws or public policy.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series E Preferred Stock to be received by such Investor and the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 DISCLOSURE OF INFORMATION. Such Investor represents that it has received the Private Placement Memorandum and the Company's financial model and projections. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4 INVESTMENT EXPERIENCE. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series E Preferred Stock.

          3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6 RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) "The securities represented by this certificate are subject to certain of the terms and conditions of a certain Put/Call and Voting Agreement and a certain Stockholders Agreement. Copies of such agreements are on file at the principal office of the Company."

               (c) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

          3.8 FURTHER REPRESENTATIONS BY FOREIGN INVESTORS. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction by such Investor in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Securities by such Investor, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained by such Investor, and (iv) the income tax and other tax consequences to such Investor, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for the Securities will not violate any applicable securities or other laws of his or her jurisdiction.

          4. CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, prospects, assets or condition of the Company since the date of the Financial Statements.

          4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto, including all necessary or appropriate consents, permits and waivers, shall be reasonably satisfactory in form and substance to counsel for each Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.6 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as EXHIBIT C.

          4.7 ADMISSION AGREEMENT. The Admission Agreement, in the form attached as EXHIBIT B, shall be executed by all applicable parties and the appropriate approvals for amending the Put/Call and the Stockholders Agreement shall have been obtained.

          4.8 COMPLIANCE WITH LAW. No law, regulation, order or injunction of any court or governmental authority of competent jurisdiction shall be in effect which prohibits the consummation of the transactions contemplated hereby.

          4.9 SECRETARY'S CERTIFICATE. Each Investor shall have received a certificate executed by the Company's Secretary and attaching the Company's Restated Certificate and Bylaws as exhibits.

          4.10 CONCURRENT PURCHASE. All other Investors shall have concurrently purchased the amount of Series E Preferred Stock to be purchased by them pursuant to this Agreement.

          4.11 WAIVER OF EXISTING RIGHTS. On or before the Closing, any preemptive rights, rights of first refusal and other rights (including but not limited to, the right to receive notice of the transaction or the transactions contemplated by this Agreement and the Admission Agreement) of the parties to the Stockholders Agreement and the Put/Call Agreement shall have been waived as and to the extent such rights apply to the issuance and sale of the Securities hereunder and the other transactions contemplated hereby and by the Admission Agreement.

          4.12 DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to such Investor the stock certificate specified for such Investor in Section 1.1(c).

          4.13 RESTATED CERTIFICATE. The Restated Certificate shall have been duly approved and adopted by the Board of Directors and stockholders of the Company and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware and shall be in full force and effect under the Delaware General Corporation Law.

          4.14 BOARD OF DIRECTORS. The directors of the Company shall be Messrs. Barksdale, Corfield, Ellison, Henley, Kertzman and Roux.

          5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.1(c).

          5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.4 ADMISSION AGREEMENT. The Admission Agreement, in the form attached as EXHIBIT B, shall be executed by all applicable parties and all approvals for amending the Put/Call and the Stockholders Agreement shall have been obtained.

          6.   MISCELLANEOUS.

          6.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          6.4 COUNTERPARTS. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          6.7 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and expenses of LeBoeuf, Lamb, Greene & MacRae, LLP, special counsel for certain of the Investors, not to exceed $25,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Admission Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.8 YEAR 2000 COVENANT. The Company covenants and agrees that it will use commercially reasonable efforts to assure that its business, financial condition and results of operations are not materially adversely affected by Computer Systems that are not Year 2000 Compliant. The Company further covenants that it will continue to use commercially reasonable efforts to ensure that its software products are Year 2000 Compliant, including tests on hardware manufactured by the Company's OEM licensees to determine whether the Company's products running on such hardware are Year 2000 Compliant.

          6.9 ADDITIONAL SALES OF SERIES E PREFERRED STOCK. The Company covenants and agrees that it will not issue or sell shares of its Series E Preferred Stock other than pursuant to this Agreement without the prior written consent or agreement of at least a majority of the then outstanding shares of Series E Preferred Stock.

          6.10 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations made by the Investors in Section 3 above, each such Investor agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Section 3 of this Agreement, this
Section 6.10 and the Admission Agreement provided and to the extent this Section and such agreement are then applicable, and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor (i) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse or (ii) that is a corporation to any wholly-owned or majority-owned subsidiary or Affiliate of such Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it, he or she were an original Investor hereunder.

          6.11 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of eighty-one percent (81%) of the Common Stock issued or issuable upon conversion of the Series E Preferred Stock (excluding shares of Series E Preferred Stock held by Oracle Corporation or its Affiliates). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          6.12 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.13 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          6.14 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.15 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY:

                              LIBERATE TECHNOLOGIES

                              By: /s/ Mitchell E. Kertzman
                                  ----------------------------------------
                                  Mitchell E. Kertzman
                                  President and Chief Executive Officer

                    Address:  1000 Bridge Parkway
                              Redwood Shores, California  94065




                    SIGNATURE PAGE TO NETWORK COMPUTER, INC.
                  SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                              INVESTORS:

                              COMCAST CORPORATION



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  1500 Market Street
                              Philadelphia, Pennsylvania  19102-2148

                              COX COMMUNICATIONS, INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  1400 Lake Hearn Drive, Northeast
                              Atlanta, Georgia  30319

                              GENERAL INSTRUMENT CORPORATION



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  101 Tournament Drive
                              Horsham, Pennsylvania  19044

                              LUCENT TECHNOLOGIES INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  600 Mountain Avenue, Room 6E
                              Murray Hill, New Jersey  07974

                              MARUBENI CORPORATION



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  1-4-2, Ohtemachi 1-Chome
                              Chiyoda-ku, Tokyo, Japan

                              MEDIAONE INTERACTIVE SERVICES, INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  9000 East Nichols Avenue, Suite 100
                              Englewood, Colorado  80112

                              ROGERS COMMUNICATIONS INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  333 Bloor Street East
                              Toronto, Ontario  M4W 1G9, Canada

                              SHAW COMMUNICATIONS, INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  900-630 3RD Avenue
                              Calgary, Alberta  T2P 4L4

                              ACCESS TECHNOLOGY PARTNERS

                              By:  ACCESS TECHNOLOGY MANAGEMENT, L.L.C
                              Its: General Partner

                              By:  H&Q VENTURE MANAGEMENT, L.L.C
                              Its: Managing Member

                              By:
                                    --------------------------------------
                              Its:
                                    --------------------------------------

                    Address:
                              --------------------------------------------

                              --------------------------------------------

                              ACCESS TECHNOLOGY PARTNERS BROKERS FUND, L.P.

                              By:  H&Q VENTURE MANAGEMENT, L.L.C
                              Its: General Partner

                              By:
                                    --------------------------------------
                              Its:
                                    --------------------------------------


                     Address:
                              --------------------------------------------

                              --------------------------------------------

                              HAMBRECHT & QUIST CALIFORNIA



                              By:
                                    --------------------------------------
                              Its:
                                    --------------------------------------


                    Address:

                              --------------------------------------------

                              --------------------------------------------

                              HAMBRECHT & QUIST EMPLOYEE VENTURE
                              FUND, L.P. II

                              By:  H&Q VENTURE MANAGEMENT, L.L.C
                              Its: General Partner


                              By:
                                    --------------------------------------
                              Its:
                                    --------------------------------------


                     Address:
                              --------------------------------------------

                              --------------------------------------------

                              SUN MICROSYSTEMS, INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  901 San Antonio Road
                              Mail Stop PAL1-S21
                              Palo Alto, California  94303

                              WIND RIVER SYSTEMS, INC.



                              By:
                                    --------------------------------------
                              Name:
                                    --------------------------------------
                              Title:
                                    --------------------------------------

                    Address:  500 Wind River Way
                              Alameda, California  94501

                              INVESTORS:



                              ---------------------------------------------
                              (Name of Investor as it should appear on the Series E Preferred Stock Certificate)



                              By:
                                 -----------------------------------------
                              Print Name:
                                         ---------------------------------
                              Title:
                                    --------------------------------------

                  Address:
                              --------------------------------------------

                              --------------------------------------------
                  Telephone:
                              --------------------------------------------
                  Facsimile:
                              --------------------------------------------



               PLEASE PROVIDE ALL OF THE ABOVE-REQUESTED INFORMATION

                                     SCHEDULE A

                               SCHEDULE OF INVESTORS

                                                                                NUMBER OF                TOTAL PURCHASE
                           NAME AND ADDRESS                                  SHARES PURCHASED            PRICE OF SHARES
                           ----------------                                  ----------------            ---------------
COMCAST TECHNOLOGY, INC.                                                            3,125,000             $5,000,000.00
  1500 Market Street
  Philadelphia, Pennsylvania  19102-2148

COX COMMUNICATIONS, INC.                                                            3,125,000             $5,000,000.00
  1400 Lake Hearn Drive, Northeast
  Atlanta, Georgia  30319

GENERAL INSTRUMENT CORPORATION                                                      3,125,000             $5,000,000.00
  101 Tournament Drive
  Horsham, Pennsylvania  19044

LUCENT TECHNOLOGIES INC.                                                            3,125,000             $5,000,000.00
  600 Mountain Avenue
  Room 6E
  Murray Hill, New Jersey  07974

MARUBENI CORPORATION                                                                  625,000             $1,000,000.00
  1-4-2, Ohtemachi 1-Chome
  Chiyoda-ku, Tokyo, Japan

MEDIAONE INTERACTIVE SERVICES, INC.                                                 3,125,000             $5,000,000.00
  c/o MediaOne Ventures
  9000 E. Nichols Ave., Suite 100
  Englewood, Colorado  80112

ROGERS COMMUNICATIONS, INC.                                                         5,000,000             $8,000,000.00
  333 Bloor St. East
  Toronto, Ontario M4W 1G9, Canada

SHAW COMMUNICATIONS, INC.                                                           5,000,000             $8,000,000.00
  900-630 3rd Avenue
  Calgary, Alberta  T2P 4L4

DANIEL H. CASE, III                                                                    17,187                $27,499.20
KENNETH HAO                                                                             6,251                $10,001.60
CRISTINA MORGAN                                                                        12,500                $20,000.00
DANIEL RIMER                                                                           17,187                $27,499.20
ACCESS TECHNOLOGY PARTNERS, L.P.                                                      493,750               $790,000.00
ACCESS TECHNOLOGY PARTNERS BROKERS FUND, L.P.                                           5,469                 $8,750.40
HAMBRECHT & QUIST CALIFORNIA                                                           49,219                $78,750.40
HAMBRECHT & QUIST EMPLOYEE VENTURE FUND, L.P. II                                       23,437                $37,499.20
  c/o Alex Sloan
  One Bush Street
  San Francisco, California  94104

SUN MICROSYSTEMS, INC.                                                              3,125,000             $5,000,000.00
  901 San Antonio Road
  Mail Stop PAL1-S21
  Palo Alto, California  94303

WIND RIVER SYSTEMS, INC.                                                            1,250,000             $2,000,000.00
  50 Wind River Way                                                                ----------            --------------
  Alameda, California  94501
  Attn: Richard Kraber
                                                                                   31,250,000             $50,000,000.00
                                                                                   ==========             ==============

                                     SCHEDULE B

                               SCHEDULE OF EXCEPTIONS

                                  EXHIBIT A

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  EXHIBIT B

                             ADMISSION AGREEMENT

                                   EXHIBIT C
                          OPINION OF COMPANY COUNSEL

                                  EXHIBIT D

                        PRIVATE PLACEMENT MEMORANDUM

                                  EXHIBIT E

                        PRO FORMA CAPITALIZATION TABLE